Exhibit 99.8

The unaudited consolidated condensed financial statements of Femcare Group as of December 31, 2010 and for the nine months ended December 31, 2010 and 2009 and consolidated notes thereto:

FEMCARE GROUP LIMITED
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

ASSETS	DECEMBER 31, 2010	MARCH 31, 2010

Current assets:
Cash	£3,523	£2,041
Accounts receivable - net	990	1,451
Other receivables	29	34
Inventories	663	670
Prepayments	407	475
Other current assets	1	1
Total current assets	5,614	4,672

Property and equipment - net	394	456

Intangible assets	19,195	19,195
Intangible assets - accumulated amortization	(12,957)	(11,517)
Intangible assets - net	6,238	7,678

Other intangible assets	213	213
Other intangible assets - accumulated amortization	(148)	(133)
Other intangible assets - net	65	80

TOTAL	£12,311	£12,886

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	£551	£657
Accrued expenses	1,033	1,653
Current portion of notes payable	180	200
Other	332	96
Total current liabilities	2,095	2,606

Long term debt	24,964	23,659

Total liabilities	27,059	26,265

Stockholders' equity:
Preferred Stock - £.01 par value; authorized - 545 shares;
issued - 545 shares at 31-December 2010 and 31-March 2010	5	5
Common Stock - £.01 par value; authorized - 478 shares;
issued - 455 shares at 31-December 2010 and 31-March 2010	5	5
Additional paid-in capital	406	406
Treasury shares	(132)	(132)
Retained earnings	(15,031)	(13,663)
Total stockholders' equity	(14,748)	(13,380)

TOTAL	£12,311	£12,886

See accompanying notes to consolidated condensed financial statements.

FEMCARE GROUP LIMITED
UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF INCOME
(In thousands)
	Nine Months Ended		Year Ended
	December 31,		March 31,
	2009	2010	2010

Sales, net	£5,764	£7,566	£7,996
Cost of goods sold	1,606	1,851	2,224
Gross profit	4,158	5,715	5,773
Operating expense:
Sales and marketing	1,090	559	1,444
Research and development	180	152	297
General and administrative	4,603	3,449	5,919
Total operating expense	5,872	4,159	7,660
Operating income	(1,714)	1,555	(1,888)
Other income (expense):
Dividend and interest income	4	10	6
Royalty income	105	90	148
Interest expense	(1,598)	(1,702)	(2,125)
Total other income (expense)	(1,489)	(1,602)	(1,971)
Income (loss) before provision for income taxes	(3,203)	(47)	(3,859)
Provison for income taxes	49	442	63
Net income	£(3,252)	£(489)	£(3,922)

See accompanying notes to consolidated condensed financial statements.

FEMCARE GROUP LIMITED
UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF CASH FLOW
(In thousands)
	Nine Months Ended		Year Ended
	December 31,		March 31,
	2009	2010	2010
Cash flows from operating activities:
Net income	£(3,252)	£(489)	£(3,922)
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,553	1,535	2,075
Subordinated loan interest payable	1,598	1,702	1,724
Changes in operating assets and liabilities
Accounts receivable	173	537	721
Accrued interest and other receivables	4	10	24
Inventories	110	54	303
Accounts payable	(513)	(498)	(114)
Accrued expenses	1,093	(1,150)	573
Total adjustments	4,016	2,190	5,306
Net cash provided by operating activities	764	1,701	1,384

Cash flows from investing activities:
Capital expenditures for:
Property and equipment	(53)	(19)	(53)
Net cash used in investing activities	(53)	(19)	(53)

Cash flows from financing activities:
Repayments of note payable	(300)	(200)	(300)
Net cash used in financing activities	(300)	(200)	(300)

Effect of exchange rate changes on cash			(75)

Net increase (decrease) in cash and cash equivalents	411	1,482	956

Cash at beginning of period	1,085	2,041	1,085

Cash at end of period	£1,496	£3,523	£2,041

See accompanying notes to unaudited consolidated condensed financial statements.

FEMCARE GROUP LIMITED

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Currency amounts are in thousands except where noted.

Note 1 – Summary of Significant Accounting Policies:

Organization

Femcare Group Limited, and its wholly owned operating subsidiaries, Femcare-Nikomed Limited of Southampton, England and Femcare Australia, (Femcare, or the Company) is a leading global supplier of minimally invasive surgical systems for female sterilization and also sells a range of other medical devices and instruments primarily for gynecology, urology and general surgery.  Products are sold in the U.K, Australia, the U.S., and international markets.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Although actual results could differ from those estimates, management believes it has considered and disclosed all relevant information in making its estimates that materially affect reported performance and current values.

Principles of Consolidation

The consolidated financial statements include those of the Company and its subsidiaries.  All intercompany accounts and transactions have been eliminated in consolidation.

Concentration of Credit Risk

The primary concentration of credit risk consists of trade receivables.  In the normal course of business, the Company provides credit terms to its customers.  Accordingly, the Company performs credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.

The Company's customer base consists of hospitals, medical product distributors and dealers, physician practices and others directly related to healthcare providers.

The Company maintains its cash in bank deposit accounts.

 Accounts Receivable

Accounts receivable are amounts due on product sales and are unsecured.  Accounts receivable are carried at their estimated collectible amounts.  Credit is generally extended on a short-term basis; thus accounts receivable do not bear interest.  Accounts receivable are periodically evaluated for collectibility based on past credit history of customers.  Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions.

Inventories

Finished products, work-in-process, raw materials inventories are stated at the lower of cost (computed on a first-in, first-out method) or market.  Provision is made for obsolete, or slow-moving items where appropriate.

Note 1 – Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost.  Depreciation and amortization are computed using the straight-line and units-of-production methods over estimated useful lives as follows:

Long leasehold land and buildings	Over lease term
Plant and machinery	1-10 years
Furniture, equipment and tooling	3-10 years
Computer equipment	3-4 years
Motor vehicles	4 years

Long-Lived Assets

The Company evaluates its long-lived assets in accordance with Accounting Standards Codification (ASC) 360, “Accounting for the Impairment of Long-Lived Assets.”  Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable.  When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made.

Intangible Assets

Costs associated with the acquisition of patents, trademarks, license rights and non-compete agreements are capitalized at cost and are being amortized using the straight-line method over ten years. Intangible assets arising from acquisitions are capitalized and amortized on a straight line basis over their estimated useful economic life, typically ten years.

Revenue Recognition

The Company recognizes revenue at the time of shipment to the customer, net of value added tax and sales discounts.

Income Taxes

The Company accounts for income taxes under ASC 740, “Accounting for Income Taxes,” whereby deferred taxes are computed under the asset and liability method.

Current tax, including UK corporation tax, is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

Deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallise based on current tax rates and law. Deferred tax assets are recognized to the extent that it is regarded as more likely than not that they will be recovered.  Deferred tax assets and liabilities are not discounted

Leases

Assets held under finance leases or purchase contracts are capitalized at their fair value on the inception of the leases and depreciated over their estimated useful lives.  The present value of future rentals is shown as a liability and the interest on rental obligations is charged to the income statement over the period of the lease in proportion to the capital balance outstanding.

Royalties

Royalties are accounted for when receivable or payable.

Note 1 – Summary of Significant Accounting Policies (continued)

Translation of Foreign Currencies
Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange at the balance sheet date.  Transactions in foreign currencies are translated into sterling at the rate on the date of the transaction.

Note 2 – Inventories

Inventories at December 31, 2010 and March 31, 2010 consisted of the following:

	December 31,	March 31,
	2010	2010
Finished goods	£58	£60
Work-in-process	28	26
Raw materials	577	584
Total	£663	£670

Note 3 – Property and Equipment

Property and equipment consists of the following:
	December 31	March 31
	2010	2010
Land and buildings	£66	£66
Plant, machinery, tooling and motor vehicles	757	743
Furniture, fittings, computer and other equipment	335	330
	1,158	1,140

Accumulated depreciation	(764)	(684)
	£394	£456

Note 4 – Long-term Debt

Long-term debt consists of the following:
	December 31	March 31
	2010	2010
Secured loan notes	£3,620	£3,800
Unsecured loan notes, net of loan issue costs	11,670	11,670
Accrued interest on unsecured loan notes	9,674	8,189
	£24,964	£23,659

The secured loan notes are secured by fixed and floating charges over all property and assets current and future and bear interest at between 2% and 7% per annum above LIBOR. The unsecured loan notes bear interest between 5% and 10%, with interest on a £1,320 note rolled up and payable on redemption.  Loan notes of £10,350 are redeemable on 1 January 2015, or earlier subject to outstanding financial commitments. Interest on the £10,350 notes for the first two years is rolled up and is payable on redemption.  Thereafter, interest is payable twice yearly (in May and November), although may be deferred with agreement.  It has been agreed that payment of all interest payable is deferred until no earlier than 31 March 2011 or redemption of the loan note if earlier.

Note 5 - Summary of significant differences between UK GAAP and US GAAP

The unaudited consolidated condensed financial statements of Femcare Group Ltd as of December 31, 2010 and for the nine months ended December 31, 2010 and 2009 and consolidated notes thereto were prepared in accordance with accounting principles generally accepted in the United Kingdom (“UK GAAP”), which can differ in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”).

A review of the accounting practices and policies of Femcare Group Ltd revealed that there were no significant adjustments necessary to the statements of operations, the balance sheets and the cash flow statements as of and for the period ended December 31, 2010 that would be required if US GAAP were to be applied instead of UK GAAP, except for the treatment of the effect of amortizing identifiable intangible assets per U.S. Accounting Standard No. ASC 805 which resulted from the private equity purchase of Femcare in 2004.  Consistent with US GAAP, 100% of the Goodwill from the 2004 Femcare purchase was deemed to be identifiable intangible assets and was being amortized over a ten year period since 2004.

Note 5 - Summary of significant differences between UK GAAP and US GAAP  (continued)

UTMD believes that, had Femcare been reporting financial performance under US GAAP rather than UK GAAP after the 2004 acquisition (prior to UTMD’s March 18, 2011 acquisition), the amounts classified as Goodwill by Femcare management at that time would have instead been classified as Identifiable Intangible Assets per U.S. Accounting Standard ASC 805, and would have been amortized at the same rate and amounts as those assets actually were amortized in the historical FY 2010 and FY 2009 Femcare financial statements where they were classified as Goodwill under UK GAAP.

Applying U.S. Accounting Standard ASC 805,

(i)	Adjustment to Nine Months (9M) Ended December 31, 2010 and 2009 Income Statements prepared per UK GAAP

Net Income as shown in the 9M 2010 financial statements (UK GAAP):  (£489)

Description of item having the effect of increasing reported income:
The UK effective income tax rate of 28% times the amortization of identifiable intangible assets for the 9M 2010 period of £1,455, has the effect of reducing the reported loss by £ 407.

Adjusted Net Income in 9M 2010 according to US GAAP:  (£ 82)

Net Income as shown in the 9M 2009 financial statements (UK GAAP):  (£ 3,252)

Description of item having the effect of increasing reported income:
The UK effective income tax rate of 28% times the amortization of identifiable intangible assets for the 2009 9M period of £1,455, has the effect of reducing the reported loss by £407.

Adjusted Net Income in 9M 2009 according to US GAAP:  (£ 2,845)

(ii)	Adjustment to December 31, 2010 Balance Sheet prepared per UK GAAP

a)
Goodwill per US GAAP would have been booked related to the creation of a long term deferred tax liability (DTL) for the difference between a reduction in the reported income tax provision over the life of the amortized intangible assets (I/A) versus the fact that the amortization of I/A is not tax deductible.

b)	The balance of the DTL as of December 31, 2010 per US GAAP.
c)	Adjusted Shareholder equity as of December 31, 2010.

		As Reported	As Adjusted
Assets		Per UK GAAP	Per US GAAP
Goodwill	(a)	- 0 -	£5,434	from creation of DTL
Total intangible assets		£6,303	£11,738

Long Term Liabilities
Deferred tax liability	(b)	- 0 -	£1,765	from amortization of I/A
Total deferred taxes		£(332)	£1,433

Stockholders’ Equity
Retained earnings	(c)	£(15,031)	£(11,362)	from decrease in net loss
Total stockholders’ deficit		£(14,748)	£(11,079)

Rollforward of Retained Earnings

9M period ended 31-December-2010

	As Reported per UK GAAP	As Adjusted per US GAAP
Balance 31-Mar-2010	£(13,663)	£(10,402)

Shares issued	-	-
Shares sold	-	-
Net Income (Loss)	(489)	(82)
Balance 31-Dec-2010	(14,152)	(10,484)
9M period ended 31-December-2009

Balance 31-Mar-2009	£(9,741)	£(7,022)

Shares issued	-	-
Shares sold	-	-
Net Income (Loss)	(3,252)	(2,845)
Balance 31-Dec-2009	(12,993)	(9,867)

Please see Exhibit 99.6 for a reconciliation of UK GAAP to US GAAP for the year ended March 31, 2010 financial statements.

Note 6 - Forward-Looking Information
This report contains certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by management based on information currently available.  When used in this document, the words “anticipate,” “believe,” “project,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements.  Such statements reflect the current view of the Company respecting future events and are subject to certain risks, uncertainties, and assumptions, including the risks and uncertainties noted throughout this document.  Although the Company has attempted to identify important factors that could cause the actual results to differ materially, there may be other factors that cause the forward statement not to come true as anticipated, believed, projected, expected, or intended.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, projected, estimated, expected, or intended.  Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and the Company assumes no obligation to update or disclose revisions to those estimates.

Risk Factors:

Competitive marketplace may result in loss of revenues:
The Company operates in a competitive market which could result in losing sales to its key competitors, however Femcare manages this risk by continually assessing and strengthening its product portfolio, in particular its own brand products and by investment in a strong customer service and support infrastructure, complemented by its outstanding product track record and history.  Furthermore the Company aims to distribute product only under distribution contracts that meet its criteria.

Healthcare reform may increase administrative costs and lead to decreased revenues:
Healthcare reform in the United States and elsewhere may place additional burdens on small medical device companies in the form of excise taxes, additional oversight of marketing and sales activities and new reporting requirements, likely resulting in reducing Femcare’s ability to effectively compete and support continued investments in new product development and marketing of specialty devices.

As the healthcare industry becomes increasingly bureaucratic it puts smaller companies like Femcare at a competitive disadvantage:
An aging population and an extended global economic recession are placing greater burdens on healthcare systems, particularly hospitals.  The length of time and number of administrative steps required in adopting new products for use in hospitals has grown substantially in recent years.  Smaller companies like Femcare typically do not have the administrative resources to deal with broad new administrative requirements, resulting in either loss of revenue or increased costs.  As the Company introduces new products it believes are safer and more effective, it may find itself excluded from certain customers because of the existence of long term supply agreements for preexisting products, particularly from competitors which offer hospitals a broader range of products.  Restrictions used by hospital administrators to limit clinician involvement in device purchasing decisions makes communicating Femcare’s clinical advantages much more difficult.

A product liability lawsuit could result in significant legal expenses and a large award against the Company:
Femcare’s devices are frequently used in inherently risky situations to help physicians achieve a more positive outcome than what might otherwise be the case.  In any lawsuit where an individual plaintiff suffers permanent physical injury, the possibility of a large award for damages exists whether or not a causal relationship exists.

The Company’s reliance on third parties to market its products outside the U.K. results in less predictable revenues:
Femcare’s distributors have varying expertise in marketing and selling specialty medical devices.  They also sell other devices that may result in less focus on the Company’s products.  Revenues may be negatively impacted by other factors of unpredictable magnitude, including: 1) liquidity of distributors, 2) strength and timing of economic recovery in worldwide markets, 3) value of the U.K. Sterling in foreign exchange, 4) changes in U.K. trade policies and the resulting reactions of other governments, and 5) changes in international regulatory requirements, including in the U.S., and possible restrictions for medical devices.

The loss of one or more key employees could negatively affect Femcare performance:
In a small company with limited resources, the distraction or loss of key personnel at any point in time may be disruptive to performance.